EXHIBIT 99.1

JOINT FILING AGREEMENT

Each of the undersigned, pursuant to Rule 13d-1(k)(1) under the Act, hereby agrees and acknowledges that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the Class A Common Stock and the information required by this Schedule 13G, to which this Agreement is attached as an exhibit, is filed on behalf of them. The undersigned further agree that any further amendments or supplements thereto shall also be filed on behalf of each of them.

Date: February 14, 2022

INDEX VENTURES VII (JERSEY), L.P.

By: Index Venture Associates VII Limited
Its: General Partner

By:	/s/ Nigel Greenwood
	Name:	Nigel Greenwood
	Title:	Director

INDEX VENTURES VII PARALLEL
ENTREPRENEUR FUND (JERSEY), L.P.

By: Index Venture Associates VII Limited
Its: General Partner

By:	/s/ Nigel Greenwood
	Name:	Nigel Greenwood
	Title:	Director

YUCCA (JERSEY) SLP

By:	Intertrust Employee Benefit Services
Limited as authorized signatory of Yucca (Jersey) SLP in its capacity as an Administrator of the Index Co- Investment Scheme

By:	/s/ Luke Aubert
	Name:	Luke Aubert
	Title:	Authorized Signatory

By:	/s/ Genesis Perez
	Name:	Genesis Perez
	Title:	Authorized Signatory

INDEX VENTURE ASSOCIATES VII LIMITED

By:	/s/ Nigel Greenwood
	Name:	Nigel Greenwood
	Title:	Director

INDEX VENTURES GROWTH IV (JERSEY), L.P.

By:	Index Venture Growth Associates IV Limited
Its: General Partner

By:	/s/ Nigel Greenwood
	Name:	Nigel Greenwood
	Title:	Director

INDEX VENTURE GROWTH ASSOCIATES IV LIMITED

By:	/s/ Nigel Greenwood
	Name:	Nigel Greenwood
	Title:	Director

YUCCA (JERSEY) SLP

By:	EFG Fund Administration Limited as authorized signatory of Yucca (Jersey) SLP in its capacity as the Administrator of the Index Ventures Growth IV Co-Investment Scheme

By:	/s/ Nigel Greenwood
	Name:	Nigel Greenwood
	Title:	Authorized Signatory